                                                                    EXHIBIT 23.1

The Board of Directors
Metromedia International Group, Inc.:

We consent to the use of our reports included herein and incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                             KPMG Peat Marwick LLP

New York, New York
September 10, 1997